UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 19, 2025, Plug Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell 46,500,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase 138,930,464 shares of Common Stock, and accompanying warrants (the “Common Warrants”) to purchase 185,430,464 shares of Common Stock (the “Offering”). Each Share is being offered and sold together with an accompanying Common Warrant at a combined offering price of $1.51, and each Pre-Funded Warrant is being offered and sold together with an accompanying Common Warrant at a combined offering price of $1.509, which is equal to the combined offering price per share of each Share and accompanying Common Warrant less the $0.001 exercise price of each Pre-Funded Warrant. The Underwriters have agreed to purchase each Share with an accompanying Common Warrant from the Company at a combined price of $1.4458 and each Pre-Funded Warrant with an accompanying Common Warrant from the Company at a combined price of $1.4449.

The Company estimates that the net proceeds from the Offering, after deducting the underwriting discount and estimated Offering expenses payable by the Company and excluding the proceeds, if any, from the exercise of the Common Warrants, will be approximately $267.0 million. If all of the Common Warrants sold in this Offering were to be exercised in cash at their exercise price, the Company would receive additional gross proceeds of approximately $371.0 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Shares and the Warrants will be issued pursuant to a prospectus supplement dated March 19, 2025 and an accompanying base prospectus that forms a part of the Company’s registration statement on Form S-3 (File No. 333-265488), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 8, 2022 and declared automatically declared effective by the SEC. The closing of the Offering is expected to take place on or about March 20, 2025, subject to the satisfaction of customary closing conditions.

Each Common Warrant will have an exercise price per share of Common Stock equal to $2.00 and will be exercisable at any time on or after six months after the date of issuance. Each Pre-Funded Warrant will have an exercise price per share of Common Stock equal to $0.001 and will be immediately exercisable. Each Common Warrant or Pre-Funded Warrant is exercisable solely by means of a cash exercise, except that a Common Warrant or Pre-Funded Warrant will be exercisable via cashless exercise if at the time of exercise, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants and Pre-Funded Warrants (the “Warrant Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or the prospectus contained therein is not available for the issuance of the Warrant Shares. The Common Warrants and Pre-Funded Warrants include certain rights upon “fundamental transactions” as described in the Common Warrants and Pre-Funded Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction with respect to the unexercised portion of the applicable Common Warrants or Pre-Funded Warrants immediately prior to such fundamental transaction. Alternatively, the holder of a Common Warrant shall have the right to receive the cash value of the remaining unexercised portion of its Common Warrants upon a fundamental transaction, such value to be calculated using the Black-Scholes Option Pricing Model, as described in the Common Warrants. A holder of the Common Warrants or Pre-Funded Warrants (together with its affiliates) may not exercise any portion of a Common Warrant or Pre-Funded Warrant to the extent that the holder would beneficially own more than 4.99% (or, as may be increased upon written notice at the election of the holder, up to 9.99%) of the Company’s outstanding Common Stock immediately after exercise.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing and indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act. The representations, warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Copies of the Underwriting Agreement, the form of Common Warrant and the form of Pre-Funded Warrant are attached as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of the terms of the Underwriting Agreement, the form of Common Warrant and the form of Pre-Funded Warrant are each qualified in its entirety by reference to such exhibit.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Goodwin Procter LLP, regarding the legality of the Shares, the Common Warrants, the Pre-Funded Warrants and the Warrant Shares.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans, and prospects for the Company, including the Company’s expectations and plans regarding the Offering, the anticipated net proceeds from the Offering, the planned use of the proceeds of the Offering, the anticipated closing date of the Offering, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, including but not limited to, the risks related to the Offering and uncertainties related to market conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully described in the “Risk Factors” section contained in the prospectus supplement related to the Offering filed with the SEC on March 19, 2025, as well as other filings and reports that are filed by the Company with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no intention or obligation to update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
1.1	Underwriting Agreement, dated March 19, 2025, by and among Plug Power Inc. and Oppenheimer & Co. Inc., as representative of the several underwriters named in Schedule I thereto.

4.1	Form of Common Warrant.

4.2	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: March 19, 2025	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

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